CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust I of our reports dated December 21, 2018, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust I listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 21, 2019

Appendix A

JPMorgan Emerging Economies Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Europe Dynamic Fund

JPMorgan Global Allocation Fund

JPMorgan Global Research Enhanced Index Fund

JPMorgan Global Unconstrained Equity Fund

JPMorgan Income Builder Fund

JPMorgan International Advantage Fund

JPMorgan International Equity Fund

JPMorgan International Equity Income Fund

JPMorgan International Unconstrained Equity Fund

JPMorgan International Value Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Research Market Neutral Fund

JPMorgan Systematic Alpha Fund

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund

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